Exhibit 99.1

OmniAb Reports Third Quarter 2023 Financial Results and Business Highlights
Webcast including Research & Technology Event begins at 11:00 a.m. Eastern time today

EMERYVILLE, Calif. (November 9, 2023) – OmniAb, Inc. (NASDAQ: OABI) today reported financial results for the three and nine months ended September 30, 2023, and provided operating and partner program updates.

“Our business momentum has continued with the recent addition of three new partners including another global pharma company. Despite macroeconomic conditions, OmniAb’s partner portfolio has continued to grow this year with a total of 314 active partner programs as of quarter-end, up from 291 at the beginning of the year ” said Matt Foehr, Chief Executive Officer of OmniAb. “We look forward to highlighting our commitment to technology innovation and to serving the current and future needs of our partners at our first Research & Technology Virtual Event later today, which will include an overview of our new OmnidAb™ technology.”

Third Quarter 2023 Financial Results

Revenue for the third quarter of 2023 was $5.5 million, compared with $6.9 million for the same period in 2022, with the decrease primarily driven by lower service revenue as a result of the completion of discovery work on certain ion channel programs.

Research and development expense was $13.9 million for the third quarter of 2023, compared with $13.2 million for the same period in 2022, with the increase primarily due to higher personnel costs. General and administrative expense was $8.5 million for the third quarter of 2023, compared with $5.6 million for the same period in 2022, with the increase primarily due to higher personnel costs and expenses related to being an independent publicly traded company.

Net loss for the third quarter of 2023 was $15.7 million, or $0.16 per share, compared with a net loss of $12.6 million, or $0.15 per share, for the same period in 2022.
Year-to-Date Financial Results

Revenue for the nine months ended September 30, 2023 was $29.3 million, compared with $23.7 million for the same period in 2022. Milestone revenue was higher, primarily due to the recognition of a $10.0 million milestone payment related to the first commercial sale of TECVAYLI® (teclistamab) in the European Union and progress with the batoclimab program. Service revenue was lower primarily related to the completion of work on certain ion channel programs and a one-time adjustment related to the extension of one of our programs with GSK, partially offset by the recognition of a portion of a research progression milestone.

Research and development expense was $41.8 million for the nine months ended September 30, 2023, compared with $35.4 million for the same period in 2022, with the increase primarily due to higher personnel and facility costs. General and administrative expense was $25.4 million for the nine months ended September 30, 2023, compared with $14.7 million for the same period in 2022, with the increase primarily due to higher personnel costs and expenses related to being an independent publicly traded company.

Net loss for the nine months ended September 30, 2023 was $36.6 million, or $0.37 per share, compared with a net loss of $29.2 million, or $0.35 per share, for the same period in 2022.

As of September 30, 2023, OmniAb had cash, cash equivalents and short-term investments of $96.6 million. Given delays in the timing of certain partner program milestones, the Company now expects its cash, cash equivalents and short-term investments balance at year-end 2023 to be slightly lower than at year-end 2022. Current cash, cash equivalents and short-term investments, along with the cash OmniAb generates from operations, are expected to be sufficient to fund operations for the foreseeable future.

On November 1, 2022, OmniAb completed a spin-off from Ligand Pharmaceuticals Incorporated (NASDAQ: LGND), resulting in OmniAb becoming an independent publicly traded company. Financial results prior to November 1, 2022, are presented on a carve-out basis derived from Ligand’s historical accounting records, as if OmniAb were an independent company.

Third Quarter 2023 and Recent Business Highlights

During the third quarter of 2023 and recent weeks, OmniAb entered into three new license agreements including GigaMune, Polaris Therapeutics, Inc. and, most recently, Novartis. These additions of GigaMune and Polaris bring the total active partner count to 76 as of September 30, 2023.

Programs by OmniAb’s partners continued to progress during the quarter, including two entering the clinic. Roche’s HLA-Gx CD3 bispecific to treat advanced or metastatic solid tumors expressing human leukocyte antigen G, and Cessation Therapeutics’ CSX-1004, a monoclonal antibody designed specifically to prevent fentanyl overdose, initiated Phase 1 clinical trials.

As of September 30, 2023, the Company’s partners had a total of 314 active programs, including three approved drugs, one under regulatory review and 27 in various stages of clinical development.

Third quarter 2023 and recent partner highlights include the following:

Batoclimab

•HanAll Biopharma announced initiation of a Phase 3 clinical study in Japan of batoclimab for the treatment of generalized myasthenia gravis in Japan.

IMVT-1402

•Immunovant announced in initial data from a Phase 1 clinical trial in healthy adults that subcutaneously administered IMVT-1402 produced dose-dependent reductions in IgG, with no dose-related changes in serum albumin or LDL-C, bolstering IMVT-1402 as a potential best-in-class neonatal fragment crystallizable receptor (FcRn) inhibitor.

CSX-1004

•Cessation Therapeutics’ announced initiation of a Phase 1 clinical study of CSX-1004, a monoclonal antibody designed specifically to prevent fentanyl overdose and that the U.S. Food and Drug Administration (FDA) has granted Fast Track designation to CSX-1004.

Zimberelimab

•Gloria Pharmaceuticals announced receipt of marketing approval for Zimberelimab (YuTuo®, GLS-010) from China’s National Medical Products Administration (NMPA) as monotherapy for the treatment of recurrent or metastatic cervical cancer in patients with positive PD-L1 expression (CPS≥1) who progressed on or after platinum-based chemotherapy. Zimberelimab is the first and only immune checkpoint inhibitor antibody approved in China for cervical cancer, and the third one globally.

•At the American Society of Clinical Oncology Monthly Plenary Series, Arcus presented data from cohort A1 of the ongoing Phase 2 EDGE-Gastric study (also known as ARC-21), a collaboration between Arcus and Gilead Sciences. The Phase 2 study is evaluating various combinations of domvanalimab, an Fc-silent anti-TIGIT monoclonal antibody, and zimberelimab, an anti-PD-1 antibody, in patients with locally advanced unresectable or metastatic gastric, gastroesophageal junction or esophageal adenocarcinoma.

Sugemalimab

•CStone announced NMPA approval of sugemalimab for patients with relapsed or refractory extranodal NK/T-cell lymphoma (R/R ENKTL), which is the first anti-PD-1/PD-L1 monoclonal antibody approved for this indication.

•CStone also announced that the Phase 3 GEMSTONE-303 registrational trial of sugemalimab in combination with chemotherapy as a first-line treatment for unresectable locally advanced or metastatic gastric or gastroesophageal junction adenocarcinoma with PD-L1 expression ≥5% met its primary endpoint, demonstrating statistically significant and clinically meaningful improvements in overall survival compared with placebo plus chemotherapy. The safety profile was consistent with previous reports of sugemalimab studies and no new safety signals were identified.

OmniAb recently appointed Steve Love to its Board of Directors. Mr. Love has more than 30 years of financial experience including more than 13 years serving in Chief Financial Officer positions, and will serve on OmniAb’s Audit Committee as Chair. Mr. Love is currently the Chief Financial Officer of Heap Inc., a machine learning-enabled digital analytics software company. Prior to Heap, Mr. Love spent nearly 30 years in finance leading the growth strategy and data-driven decision making at Juniper Square Inc., Dialpad Inc., Mblox Inc., Affymax, Inc. and Connetics Corporation, among other companies.

To continue enhancing its innovation and technology development capabilities, OmniAb named Yasmina Abdiche, Ph.D. as Vice President of Exploratory Research. Dr. Abdiche has nearly 20 years of protein engineering and biopharma industry experience focused on the application of analytical biosensor technologies and label-free interaction analysis in early-stage drug discovery. Dr. Abdiche joined OmniAb from FairJourney Biologics, where she served as Chief Technology Officer.

Webcast Including Research & Technology Event

OmniAb management will review third quarter 2023 financial results as part of a Research & Technology virtual event being held today at 11:00 a.m. Eastern time. The event will feature a review of the Company’s latest technology offerings led by members of OmniAb’s senior management. Interested parties are requested to register in advance at https://omniab.zoom.us/webinar/register/WN_F6p0-zgXRLShSVsqYu0JSg. The live and archived webcast, along with slides will be available on the Investors portion of OmniAb’s website at https://investors.omniab.com/overview/default.aspx.
About OmniAb®

OmniAb’s discovery platform provides pharmaceutical industry partners access to diverse antibody repertoires and high-throughput screening technologies to enable discovery of next-generation therapeutics. At the heart of the OmniAb platform is the Biological Intelligence™ (BI) of our proprietary transgenic animals, including OmniRat®, OmniChicken® and OmniMouse® that have been genetically modified to generate antibodies with human sequences to facilitate development of human therapeutic candidates. OmniFlic® (transgenic rat) and OmniClic® (transgenic chicken) address industry needs for bispecific antibody applications through a common light chain approach, and OmniTaur™ features unique structural attributes of cow antibodies for complex targets. OmnidAbTM is an in vivo platform for single domain antibodies based upon a human VH scaffold that affinity matures in a chicken host environment to provide a functionally diverse immune repertoire unavailable from mammalian systems. We believe the OmniAb animals comprise the most diverse host systems available in the industry and they are optimally leveraged through computational antigen design and immunization methods, paired with high-throughput single B cell phenotypic screening and mining of next-generation sequencing datasets with custom algorithms to identify fully human antibodies with superior performance and developability characteristics. These proprietary technologies are joined with and leverage OmniDeepTM, which is a suite of in silico tools for therapeutic discovery and optimization that are woven throughout OmniAb’s various technologies and capabilities. Additionally, an established core competency focused on ion channels and transporters further differentiates OmniAb’s technology and creates opportunities in many emerging target classes. OmniAb antibodies have been leveraged across modalities, including bispecific antibodies, antibody-drug conjugates and others.

The OmniAb suite of technologies span from BI-powered repertoire generation to cutting-edge antibody discovery and optimization offering a highly efficient and customizable end-to-end solution for the growing discovery needs of the global pharmaceutical industry.

For more information, please visit www.omniab.com.

Forward-Looking Statements

OmniAb cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. Words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or continue” and similar expressions, are intended to identify forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the growth prospects of our business and the discovery needs of the pharmaceutical industry; the expected performance of, our technologies and the opportunities they may create; the ability to add new partners and programs; scientific presentations and clinical and regulatory events of our partners and the timing thereof; expected cash runway; and the future balance of cash, cash equivalents and short-term investments. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: our future success is dependent on acceptance of our technology platform and technologies by new and existing partners, as well as on the eventual development, approval and commercialization of products developed by our partners for which we have no control over the development plan, regulatory strategy or commercialization efforts; biopharmaceutical development is inherently uncertain; risks arising from changes in technology; the competitive environment in the life sciences and biotechnology platform market; our failure to maintain, protect and defend our intellectual property rights; difficulties with performance of third parties we will rely on for our business; regulatory developments in the United States and foreign countries; unstable market and economic conditions, may have serious adverse consequences on our business, financial condition and stock price; we may use our capital resources sooner than we expect; and other risks described in our prior press releases and filings with the SEC, including under the heading “Risk Factors” in the our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Partner Information

The information in this press release regarding partnered products and programs comes from information publicly released by our partners.

Contacts:
OmniAb, Inc.
Neha Singh, Ph.D.
investors@OmniAb.com
Twitter @OmniAbTech
(510) 768-7760
[Tables Follow]

OMNIAB, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(in thousands, except share and per share data)

	September 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$21,245	$33,390
Short-term investments	75,383	54,875
Accounts receivable, net	6,137	30,290
Prepaid expenses and other current assets	4,083	6,395
Total current assets	106,848	124,950
Intangible assets, net	158,773	167,242
Goodwill	83,979	83,979
Property and equipment, net	18,514	19,979
Operating lease right-of-use assets	20,400	21,483
Other long-term assets	3,194	3,579
Total assets	$391,708	$421,212
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,501	$2,971
Accrued expenses and other current liabilities	6,517	5,557
Income tax payable	3,455	3,485
Current contingent liabilities	1,753	4,022
Current deferred revenue	7,382	8,207
Current operating lease liabilities	3,452	1,780
Total current liabilities	25,060	26,022
Long-term contingent liabilities	3,519	4,089
Deferred income taxes, net	13,874	21,341
Long-term operating lease liabilities	22,724	24,016
Long-term deferred revenue	1,946	4,325
Other long-term liabilities	36	46
Total liabilities	67,159	79,839
Stockholders' equity:
Preferred stock, $0.0001 par value; 100,000,000 shares authorized at September 30, 2023 and December 31, 2022; no shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at September 30, 2023 and December 31, 2022; 116,231,999 and 115,218,229 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	12	12
Additional paid-in capital	349,900	330,100
Accumulated other comprehensive (loss) income	(49)	9
(Accumulated deficit) Retained earnings	(25,314)	11,252
Total stockholders’ equity	324,549	341,373
Total liabilities and stockholders’ equity	$391,708	$421,212

OMNIAB, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
License and milestone revenue	$2,010	$1,400	$18,986	$7,826
Service revenue	3,016	4,928	9,425	14,922
Royalty revenue	451	582	931	984
Total revenues	5,477	6,910	29,342	23,732
Operating expenses:
Research and development	13,867	13,189	41,759	35,445
General and administrative	8,511	5,582	25,444	14,697
Amortization of intangibles	3,398	3,256	10,147	9,774
Other operating expense (income), net	16	(208)	205	(486)
Total operating expenses	25,792	21,819	77,555	59,430
Loss from operations	(20,315)	(14,909)	(48,213)	(35,698)
Other income:
Interest income	1,265	—	3,874	—
Other income, net	8	—	4	—
Total other income, net	1,273	—	3,878	—
Loss before income taxes	(19,042)	(14,909)	(44,335)	(35,698)
Income tax benefit	3,304	2,313	7,769	6,544
Net loss	$(15,738)	$(12,596)	$(36,566)	$(29,154)

Net loss per share, basic and diluted	$(0.16)	$(0.15)	$(0.37)	$(0.35)
Weighted-average shares outstanding, basic and diluted	99,905	82,612	99,521	82,612